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NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND THIS WARRANT CANNOT BE SOLD OR TRANSFERRED, AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT CANNOT BE SOLD OR TRANSFERRED, UNLESS AND UNTIL (i) THEY ARE SO REGISTERED OR, (ii) RULE 144, RULE 144A OR ANY SUCCESSOR RULE UNDER THE ACT PERMITS SUCH SALE OR TRANSFER, OR (iii) UNLESS SUCH REGISTRATION IS NOT THEN REQUIRED UNDER THE CIRCUMSTANCES OF SUCH EXERCISE, SALE OR TRANSFER UNDER ANY OTHER EXEMPTION UNDER THE ACT, PROVIDED THAT THE HOLDER OF THIS WARRANT OR SHARES OF COMMON STOCK ISSUABLE HEREUNDER DELIVERS TO THE COMPANY AN OPINION OF HOLDER'S COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

WARRANT TO PURCHASE COMMON STOCK OF

TECHNOCONCEPTS, INC.

THIS CERTIFIES that, for value received, SDS CAPITAL GROUP SPC, LTD. (herein called "Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or prior to the close of business on the five year anniversary of the effective date of this Warrant (the "Termination Date") but not thereafter, to subscribe for and purchase from TechnoConcepts, Inc. (herein called the "Company") a corporation organized and existing under the laws of the State of Colorado, at the price of $3.85 per share (the "Warrant Exercise Price"), Seventy Five Thousand (75,000) fully paid and nonassessable shares of the Company's Common Stock, no par value per share, subject to adjustment as set forth in Paragraph 3 below.

This Warrant is subject to the following provisions, terms and conditions:

1. **Exercise; Issuance of Certificates; Payment for Shares.**

The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share) at the principal office of the Company (or such office or agency of the Company as it may from time to time reasonably designate) at any time prior to the Termination Date, and by payment to the Company by certified check or bank draft of the Warrant Exercise Price for such shares. The notice accompanying the Warrant shall also set forth the number of shares remaining subject to the Warrant. The Company shall not be obligated to issue fractional shares of Common Stock upon exercise of this Warrant but shall pay to the Holder an amount in cash equal to the Current Market Price per share multiplied by such fraction (rounded to the nearest cent). The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares

as aforesaid. Subject to the provisions of the next succeeding paragraph and this Paragraph 1, certificates for the shares of stock so purchased shall be delivered to the Holder within two business days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised or surrendered shall also be delivered to the Holder hereof within two business days.

For the purpose of any computation under this Section the "Current Market Price" at any date (the "Computation Date") shall be deemed to be the average of the daily closing prices of the Common Stock for ten consecutive trading days ending the trading day immediately prior to the Computation Date. The closing price for each day shall be the last reported sale price or, in case no such reported sale takes place on such date, the average of the last reported asked prices, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or if not listed or admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the closing bid prices reported by NASDAQ or its successor, if any, or such other generally accepted source of publicly reported bid and asked quotations as the Company may reasonably designate. If the price of the Common Stock is not so reported or the Common Stock is not publicly traded, the Current Market Price per share as of any Computation Date shall be determined by the Board of Directors in good faith, on such basis as it considers appropriate, and such determination shall be described in a duly adopted board resolution certified by the Company's secretary or assistant secretary.

2. **Shares to be Fully Paid; Reservation of Shares.**

The Company covenants and agrees:

(i) That all Common Stock which may be issued upon the exercise of the rights represented by this Warrant, will, upon issuance, be fully paid and nonassessable and free from all pre-emptive rights, and taxes, liens and charges with respect to the issuance thereof;

(ii) Without limiting the generality of the foregoing, that the Company will from time to time take all such action as may be necessary to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective Warrant Exercise Price per share of the Common Stock issuable pursuant to this Warrant;

(iii) That during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of the issuance upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant;

(iv) That the Company will take all such action as may be necessary to assure that the Common Stock issuable upon the exercise hereof may be so issued without violation of any applicable law or regulation or of any requirements of any domestic securities exchange or market upon which any capital stock of the Company may be listed or traded;

(v) That the Company will not take any action if the total number of shares of Common Stock issuable after such action and upon exercise of all warrants and other rights to purchase or acquire Common Stock, together with all shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation. In the event any stock or securities of the Company other than Common Stock are issuable upon the exercise hereof, the Company will take or refrain from taking any action referred to in clauses (i) through (v) of this Paragraph 2 as though such clauses applied to such other shares or securities then issuable upon the exercise hereof;

(vi) The Company has all requisite corporate power and authority to execute and deliver this Warrant; the execution and delivery of this Warrant have been duly and validly authorized by the Company's Board of Directors and no other corporate proceedings on the part of the Company are necessary to authorize this Warrant; this Warrant has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

(vii) No order, permit, consent, approval, license, authorization or validation of, and no registration or filing of notice with, any governmental entity is necessary to authorize or permit, or is required in connection with, the execution, delivery or performance of this Warrant or the consummation by the Company of the transactions contemplated hereby; and

(viii) Neither the execution, delivery nor compliance by the Company with any of the provisions hereof will (a) violate, conflict with or result in any breach of any provision of the Company's charter documents, (b) result in a violation or breach or termination of, or constitute a default under or conflict with any provision of, any note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which the Company is subject, or (c) violate any judgment, order, writ, injunction, decree, award, statute, rule or regulation to which the Company is subject.

3. **Adjustment of Shares Issuable or Warrant Exercise Price.**

The above provisions are subject to the following:

If the Company shall pay a dividend or make a distribution in shares of its Common Stock, subdivide (split) its outstanding shares of Common Stock, combine (reverse split) its outstanding shares of Common Stock, issue by reclassification of its shares of Common Stock any shares or other securities of the Company, or distribute to holders of its Common Stock any securities or any assets of the Company or of another entity, the number of shares of Common Stock or other securities the Holder hereof is entitled to purchase pursuant to this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise the number of shares of Common Stock or other securities or assets which such Holder would have owned or would have been entitled to receive after the happening of any of the events described above had this Warrant been exercised in full immediately prior to the happening of such event, and the Warrant Exercise Price per share shall be correspondingly adjusted and the aggregate price upon exercise for all Warrants issuable hereunder after giving effect to such adjustment shall not exceed the aggregate amount payable upon exercise of such

Warrant prior to such adjustment. An adjustment made pursuant to this Section 3 shall become effective immediately after the record date in the case of a stock dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. The Holder of this Warrant shall be entitled to participate in any subscription or other rights offering made to holders of shares of Common Stock as if such Holder had purchased the full number of shares as to which this Warrant remains unexercised immediately prior to the record date for such subscription rights offering. If the Company is consolidated or merged with or into another corporation or entity or if all or substantially all of its assets are conveyed to another corporation or entity this Warrant shall thereafter be exercisable for the purchase of the kind and number of shares of stock or other securities or property, if any, receivable upon such consolidation, merger or conveyance by a Holder of the number of shares of Common Stock of the Company which could have been purchased on the exercise of this Warrant in full immediately prior to such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of shares of Common Stock the Holder of this Warrant is entitled to purchase) shall thereafter be applicable, as nearly as possible, in relation to any shares of Common Stock or other securities or other property thereafter deliverable upon the exercise of this Warrant.

The Company shall not effect any such consolidation, merger or conveyance, unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such transaction and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or other property as the Holder shall be entitled to purchase in accordance with the foregoing provisions.

4. **Notice of Adjustment.**

Upon any adjustment of the number of shares of Common Stock issuable upon exercise of this Warrant or the Warrant Exercise Price, then and in each such case, the Company shall give written notice thereof by first class mail, postage prepaid, addressed to the Holder at the address of such Holder as shown on the books of the Company and pursuant to Paragraph 17, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

5. **Other Notices.**

In case at any time prior to the Termination Date:

1. The Company shall declare any cash dividend upon its Common Stock payable in stock or make any special dividend or other distribution (other than regular cash dividends) to the Holders of its Common Stock;

2. The Company shall offer for subscription to the Holders of any of its Common Stock any additional shares of Common Stock of any class or other rights;

3. There shall be any capital reorganization or reclassification of the capital stock of the Company or consolidation or merger of the Company with or sale of all or substantially of its assets to another corporation or entity; or

4. There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

Then in any one or more of said cases the Company shall give by first class mail postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company and pursuant to Paragraph 17 (i) at least 20 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger or sale, dissolution, liquidation or winding and (ii) in the case of such reorganization or reclassification, consolidation, merger or sale, dissolution, liquidation or winding up, at least 20 days prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify in the case of any such dividend, distribution or subscription rights the date on which the holders of Common Stock shall be entitled thereto and a notice required by (ii) shall also specify the date on which the holders of the Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger or sale, dissolution, liquidation or winding up as the case may be.

6. **Issue Tax**.

The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other that of the Holder of the Warrant exercised.

7. **Closing of Books**.

The Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any matter which interferes with a timely exercise of this Warrant. The Company will not, by any action, seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith seek to carry out all such terms and take all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

8. **No Voting Rights.**

This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.

9. **Transfers.**

Prior to any transfer or attempted transfer of any securities (except a transfer by a Holder to an affiliate, subsidiary, employee or shareholder of the Holder), the Holder shall give written notice to the Company of such Holder's intention to effect such transfer. Holder will not transfer or dispose of this Warrant and will not sell or transfer any securities except pursuant to (i) an effective registration statement under the Act, (ii) Rule 144, Rule 144A or any successor rule under the Act permitting such sale or transfer or (iii) any other exemption under the Act provided that the Holder delivers an opinion of Holder's counsel reasonably satisfactory to counsel to the Company that an exemption from registration under the Act is available. Each certificate evidencing the securities issued upon such transfer shall bear the restrictive legend set forth on the first page of this Warrant modified to delete references to the Warrant, if appropriate, unless in the reasonable opinion of Holder's counsel such legend is not required in order to insure compliance with the Act.

10. **Rights and Obligations Survive Exercise Of Warrant.**

The rights and obligations of the Company, of the Holder of this Warrant and of the Holder of the shares of Common Stock issuable upon exercise of this Warrant contained herein shall survive the exercise of this Warrant.

11. **Descriptive Headings and Governing Law.**

The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant is being delivered and is intended to be performed in the State of New York and shall be construed and enforced in accordance with such law and the rights of the Holder shall be governed by the law of such state.

12. **Rule 144.**

The Company represents and warrants to the Holder that except as otherwise required by law the shares of Common Stock issuable upon conversion of the Warrant may be publicly sold by the Holder pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Rule") one year after the date of issuance of the Warrant, subject to compliance with (i) paragraphs (c), (e) and (h) of the Rule, and (ii) paragraphs (f) or (g) of the Rule..

13. **Arbitration.**

Any controversies, claims or disputes arising out of or under this Warrant or the obligations of the parties hereunder shall be resolved by binding arbitration to be held in New

York, New York in accordance with the rules then pertaining of the American Arbitration Association. The arbitrators shall apply New York and Federal law in such arbitration and shall have the power to grant injunctive relief. Any decision of the arbitrators shall be enforceable in any court of competent jurisdiction.

14. **Notices.**

All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, or delivered either by hand or by messenger, addressed (a) if to the Company, to the principal offices of the Company, to the attention of its General Counsel, 6060 Sepulveda Blvd., Suite #202, Van Nuys, CA 91411, or (b) if to the Holder, to such address as the Holder shall have furnished to the Company, or such other address as the Holder shall have furnished to the Company. All such notices of communications shall be deemed given when actually delivered by hand or messenger or, if mailed, three days after deposit in the U.S. Mail.

15. **Successors and Assigns.**

All covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective successors and assigns.

16. **No Inconsistent Agreements.**

The Company has not previously entered into, and will not on or after the date of this Warrant enter into, any agreement with respect to its securities which is inconsistent with the terms of this Warrant, including any agreement which impairs or limits the rights granted to the Holder in this Warrant, or which otherwise conflicts with the provisions hereof or would preclude the Company from discharging its obligations hereunder.

17. **Nonwaiver and Expenses.**

No course of dealing or any delay or failure to exercise any right hereunder on the part of either party shall operate as a waiver of such right or otherwise prejudice the other party's rights, powers or remedies, notwithstanding the fact that all of Holder's rights hereunder terminate on the Termination Date.

18. **Severability.**

In the event than any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

19. **Entire Agreement.**

This Warrant constitutes the entire agreement of the parties with respect to the subject matter hereof.

20. **Amendment.**

Any provision of this Warrant may be amended, waived or modified by a writing signed by the Company and the Holder.

21. **Confidentiality.**

The parties hereto agree that the existence of this Warrant, and the terms hereof, shall be held in the strictest confidence and shall not be disclosed to any third party unless (a) such disclosure is required by law, or (b) such disclosure is agreed upon in writing by the Holder and the Company.

DATED effective as of: August 31, 2005

TECHNOCONCEPTS, INC.

By: ______________________
ANTONIO E. TURGEON
Chairman & CEO